                                                                    Exhibit 99.1



Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304
Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969



               KROGER REPORTS 17% INCREASE IN EARNINGS PER SHARE,

                    BEFORE ONE-TIME ITEMS, FOR SECOND QUARTER

 IMPROVED MARGINS, HIGHER PRIVATE-LABEL SALES AND SYNERGIES DRIVE PROFIT GROWTH



         CINCINNATI, OH, September 12, 2000 -- The Kroger Co. (NYSE: KR) today reported earnings of $0.28 per diluted share, excluding costs related to mergers and one-time expenses, for the second quarter ended August 12, 2000. These results represent an increase of 17% over the second quarter of 1999, excluding extraordinary items.

         Total sales for the second quarter increased 7.1% to $11.0 billion. Excluding sales from divested stores, total sales increased 7.2%. Comparable food store sales, which include relocations and expansions, rose 2.1% for the quarter, while identical food store sales rose 1.7%.

         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and one-time items) for the second quarter of fiscal 2000 totaled $778 million, an increase of 11.9% from a year ago.

         "We are pleased with our strong earnings performance in the second quarter, " said Joseph A. Pichler, Kroger chairman and chief executive officer. "These results were driven by the solid performance of our divisions and the success of corporate-wide category management strategies, increased private-label penetration and synergies."

         Estimated combined synergy savings from the merger with Fred Meyer and previous Fred Meyer mergers were $257 million at the end of the second quarter. This total represents an increase of $59 million from the end of the first quarter of 2000. Mr. Pichler said the Company now expects to exceed the combined synergy savings goal of $260 million in fiscal 2000 and to achieve the total synergy savings goal of $380 million in fiscal 2001, a year earlier than previously expected.

         "We continue to achieve synergy savings more quickly than we projected at the time of our merger with Fred Meyer, contributing to an increase of 62 basis points in Kroger's gross profit margin during the second quarter," Mr. Pichler said.

         He also said Kroger made good progress in reducing net working capital during the second quarter. Net working capital totaled $18.9 million, a decrease of $567 million from the end of fiscal 1999 and $336 million from the end of the third quarter of 1999, when the Company set a goal of reducing working capital by at least $500 million over five years.

         Mr. Pichler said Kroger repurchased approximately 4.7 million shares of its common stock during the second quarter at an average price of $21.39 per share, for a total investment of approximately $101 million. During the first half of fiscal 2000, the Company repurchased approximately 16 million shares of its common stock at an average price of $19.37 per share, for a total investment of $310 million.

         Net total debt was $8.1 billion, a decrease of $205 million from the second quarter of 1999 and $659 million from the end of fiscal 1999 as a result of strong free cash flow from operations and the improvement in net working capital.

         During the second quarter of 2000, Kroger opened, expanded, relocated or acquired 38 stores, as compared to 19 in the second quarter of 1999. Overall square footage, excluding divested stores, increased 8.0% over the prior year. Excluding acquisitions, capital expenditures for the quarter totaled $384 million.

         Kroger incurred merger-related and one-time expenses of $9.8 million pre-tax in the second quarter. Of this amount, $3.7 million was non-cash and $6.1 million was cash. The Company expects merger-related costs for the remainder of the year to be in the range of $40-$65 million primarily as a result of the conversion of the Fred Meyer Marketplace stores in Arizona to the Fry's banner and the continued consolidation of information system platforms.

         For the first two quarters of 2000, Kroger reported earnings of $0.60 per diluted share, excluding costs related to mergers and one-time expenses. These results represent an increase of 20% over the first two quarters of 1999, before an extraordinary item. Total sales in the first two quarters of 2000 increased 6.6% to $25.3 billion. EBITDA totaled $1.76 billion for the first half of 2000, an increase of 11.8% over the first half of 1999.

         For fiscal year 2000, Mr. Pichler said that he remains comfortable with the consensus estimate for earnings per share.

         Headquartered in Cincinnati, Ohio, Kroger is the nation's largest retail grocery chain. At the end of the second quarter, the Company operated 2,338 supermarkets and multi-department stores in 31 states under more than a dozen banners, including Kroger, Fred Meyer, Ralphs, Smith's, King Soopers, Dillon, Fry's, City Market, Food 4 Less and Quality Food Centers. Kroger also operates 789 convenience stores, 397 fine jewelry stores and 42 food processing plants.

                                      # # #


This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Kroger and other factors affecting the businesses of the Company which are described in filings with the Securities and Exchange Commission.

Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 11 a.m. (EDT) on September 12, 2000 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EDT) on September 12, 2000 through September 26, 2000.

                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                             WITHOUT ONE-TIME ITEMS
               (in millions of dollars, except per share amounts)



                                                              SECOND QUARTER                          YEAR TO DATE
                                                        ----------------------------          -----------------------------
                                                           2000              1999                2000               1999
                                                        ----------        ----------          ----------         ----------
SALES                                                   $ 11,017.0        $ 10,288.9          $ 25,346.3         $ 23,782.0

COSTS AND EXPENSES:
     MERCHANDISE COSTS, INCLUDING ADVERTISING,
        WAREHOUSING AND TRANSPORTATION                     8,048.9           7,577.5            18,535.6           17,534.3
     OPERATING GENERAL AND ADMINISTRATIVE                  2,035.3           1,873.5             4,687.9            4,343.0
     RENT                                                    159.0             142.8               379.1              342.1
     DEPRECIATION                                            210.9             193.4               486.5              444.9
     AMORTIZATION OF GOODWILL                                 23.1              23.2                54.4               52.7
     NET INTEREST EXPENSE INCL. CAPITAL LEASES               155.4             142.9               361.5              341.8
                                                        ----------        ----------          ----------         ----------

        TOTAL                                             10,632.6           9,953.3            24,505.0           23,058.8
                                                        ----------        ----------          ----------         ----------

     INCOME BEFORE TAX EXPENSE AND
        EXTRAORDINARY ITEM                                   384.4             335.6               841.3              723.2

     TAX EXPENSE                                             149.9             133.5               330.4              290.1
                                                        ----------        ----------          ----------         ----------

     INCOME BEFORE EXTRAORDINARY ITEM                        234.5             202.1               510.9              433.1

     EXTRAORDINARY ITEM                                       (1.6)             (9.8)               (1.6)              (9.8)
                                                        ----------        ----------          ----------         ----------

     NET INCOME                                         $    232.9        $    192.3          $    509.3         $    423.3
                                                        ==========        ==========          ==========         ==========


     INCOME PER BASIC COMMON SHARE:
     FROM OPERATIONS                                    $     0.28        $     0.24          $     0.62         $     0.52
     EXTRAORDINARY ITEM                                       0.00             (0.01)               0.00              (0.01)
                                                        ----------        ----------          ----------         ----------

        NET INCOME PER COMMON SHARE                     $     0.28        $     0.23          $     0.62         $     0.51
                                                        ==========        ==========          ==========         ==========

        SHARES USED IN BASIC CALCULATION                     823.7             828.6               827.6              827.9

     INCOME PER DILUTED COMMON SHARE:
     FROM OPERATIONS                                    $     0.28        $     0.24          $     0.60         $     0.50
     EXTRAORDINARY ITEM                                       0.00             (0.01)               0.00              (0.01)
                                                        ----------        ----------          ----------         ----------

        NET INCOME PER DILUTED COMMON SHARE             $     0.28        $     0.23          $     0.60         $     0.49
                                                        ==========        ==========          ==========         ==========

        SHARES USED IN DILUTED CALCULATION                   846.6             859.6               848.8              861.4


Note: Certain prior year amounts have been reclassified to conform to current year presentation.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                             WITHOUT ONE-TIME ITEMS


                                                      SECOND QUARTER              YEAR TO DATE
                                                   --------------------        --------------------
                                                     2000          1999          2000         1999
                                                     ----          ----          ----         ----
EBITDA (a)                                             777.8        695.1       1,759.7      1,574.6
LIFO CHARGE                                              4.0          0.0          16.0         12.0


GROSS PROFIT % (EXCLUDING LIFO CHARGE)
      WITHOUT ONE-TIME ITEMS                            27.0%        26.4%         26.9%        26.3%

NET WORKING CAPITAL (b)                                 18.9         74.6
NET TOTAL DEBT (d)                                   8,086.5      8,291.4
ERONOA (c)                                              24.7%        24.1%


             % TO SALES FOR INCOME STATEMENT WITHOUT ONE-TIME ITEMS

                                                   SECOND QUARTER              YEAR TO DATE
                                                 ------------------          -----------------
                                                  2000         1999          2000         1999
                                                  ----         ----          ----         ----
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION                73.1%        73.6%         73.1%        73.7%
OPERATING, GENERAL AND ADMINISTRATIVE             18.5%        18.2%         18.5%        18.3%

EFFECTIVE TAX RATE                                39.0%        39.8%         39.3%        40.1%


(a) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO , and one-time items.

(b) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities.


(c) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets less goodwill less accounts payable, less prepaid VEBA, plus 8 times rolling four quarters rent expense.

(d) Net total debt, as defined by The Kroger Co., is calculated as the amount of long-term debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                               WITH ONE-TIME ITEMS
               (in millions of dollars, except per share amounts)


                                                           SECOND QUARTER                        YEAR TO DATE
                                                    ------------------------------      -------------------------------
                                                        2000             1999               2000              1999
                                                    -------------    -------------      --------------    -------------
SALES                                                 $ 11,017.0       $ 10,288.9          $ 25,346.3       $ 23,782.0

COSTS AND EXPENSES:
     MERCHANDISE COSTS, INCLUDING ADVERTISING,
        WAREHOUSING, AND TRANSPORTATION                  8,052.7          7,590.0            18,554.4         17,552.5
     OPERATING GENERAL AND ADMINISTRATIVE                2,039.3          1,891.0             4,757.7          4,360.5
     RENT                                                  159.0            142.8               379.1            342.1
     DEPRECIATION                                          210.9            193.4               486.5            444.9
     AMORTIZATION OF GOODWILL                               23.1             23.2                54.4             52.7
     INTEREST EXPENSE INCL. CAPITAL LEASES                 155.4            142.9               361.5            341.8
     IMPAIRMENT CHARGES                                       --               --               190.9                -
     MERGER RELATED COSTS                                    2.0            200.0                10.8            234.6
                                                      ----------       ----------          ----------       ----------

        TOTAL                                           10,642.4         10,183.3            24,795.3         23,329.1

     INCOME BEFORE TAX EXPENSE AND
        EXTRAORDINARY ITEM                                 374.6            105.6               551.0            452.9

     TAX EXPENSE                                           156.5             50.1               227.2            190.4
                                                      ----------       ----------          ----------       ----------

     INCOME BEFORE EXTRAORDINARY ITEM                      218.1             55.5               323.8            262.5

     EXTRAORDINARY ITEM                                     (1.6)            (9.8)               (1.6)            (9.8)
                                                      ----------       ----------          ----------       ----------

     NET INCOME                                       $    216.5       $     45.7          $    322.2       $    252.7
                                                      ==========       ==========          ==========       ==========


     INCOME PER BASIC COMMON SHARE:
     FROM OPERATIONS                                  $     0.26       $     0.07          $     0.39       $     0.32
     EXTRAORDINARY ITEM                                     0.00            (0.01)               0.00            (0.01)
                                                      ----------       ----------          ----------       ----------

        NET INCOME PER COMMON SHARE                   $     0.26       $     0.06          $     0.39       $     0.31
                                                      ==========       ==========          ==========       ==========

        SHARES USED IN BASIC CALCULATION                   823.7            828.6               827.6            827.9

     INCOME PER DILUTED COMMON SHARE:
     FROM OPERATIONS                                  $     0.26       $     0.06          $     0.38       $     0.30
     EXTRAORDINARY ITEM                                     0.00            (0.01)               0.00            (0.01)
                                                      ----------       ----------          ----------       ----------

        NET INCOME PER DILUTED COMMON SHARE           $     0.26       $     0.05          $     0.38       $     0.29
                                                      ==========       ==========          ==========       ==========

        SHARES USED IN DILUTED CALCULATION                 846.6            859.6               848.8            861.4


     ONE-TIME EXPENSES IN MERCHANDISE COSTS (e)       $      3.8       $     12.5          $     18.8       $     18.2
     ONE-TIME EXPENSES IN OG&A (e)                           4.0             17.5                69.8             17.5

     IMPAIRMENT CHARGES (f)                                   --               --               190.9               --

     MERGER RELATED COSTS                                    2.0            200.0                10.8            234.6
                                                      ----------       ----------          ----------       ----------

        TOTAL ONE-TIME ITEMS, MERGER COSTS,
           AND IMPAIRMENT CHARGES                     $      9.8       $    230.0          $    290.3       $    270.3
                                                      ==========       ==========          ==========       ==========

Note: Certain prior year amounts have been reclassified to conform to current year presentation.


(e) The one-time items in both 1999 and 2000 are costs related to mergers. The merchandise charges relate to inventory revaluations. The operating, general and administrative charges primarily relate to expenses for stores closed or to be closed.

(f) Relates primarily to the write-down of certain impaired assets in accordance with Statements of Financial Accounting Standards No. 121.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                              WITH ONE-TIME ITEMS


                                                    SECOND QUARTER              YEAR TO DATE
                                                 ---------------------      --------------------
                                                  2000         1999          2000         1999
                                                 --------     --------      -------      -------
EBITDA (a)                                         777.8        695.1       1,759.7      1,574.6
LIFO CHARGE                                          4.0          0.0          16.0         12.0


GROSS PROFIT % (EXCLUDING LIFO CHARGE)
      WITH ONE-TIME ITEMS                           26.9%        26.2%         26.9%        26.2%

NET WORKING CAPITAL (b)                             18.9         74.6
NET TOTAL DEBT (d)                               8,086.5      8,291.4
ERONOA (c)                                          24.7%        24.1%


               % TO SALES FOR INCOME STATEMENT WITH ONE-TIME ITEMS


                                                                   SECOND QUARTER              YEAR TO DATE
                                                                 ------------------         -------------------
                                                                  2000         1999          2000         1999
                                                                  ----         ----          ----         ----
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION                                73.1%        73.8%         73.2%        73.8%
OPERATING, GENERAL AND ADMINISTRATIVE                             18.5%        18.4%         18.8%        18.3%

EFFECTIVE TAX RATE                                                41.8%        47.4%         41.2%        42.0%


(a) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO , and one-time items.

(b) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities.


(c) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets less goodwill less accounts payable plus 8 times rolling four quarters rent expense.

(d) Net total debt, as defined by The Kroger Co., is calculated as the amount of long-term debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

                           CONSOLIDATED BALANCE SHEET
                           Subject to Reclassification
               (in millions of dollars, except per share amounts)


                                                          August 12,     August 14,
                                                             2000          1999
                                                          ---------      ---------
ASSETS
Current Assets
     Cash                                                 $   155.0      $   303.8
     Receivables                                              573.0          544.0
     Inventories                                            3,794.9        3,666.0
     Prepaid and other current assets                         260.9          549.8
                                                          ---------      ---------

        Total current assets                                4,783.8        5,063.6

Property, plant and equipment, net                          8,534.1        7,663.1
Goodwill, net                                               3,726.4        3,807.7
Other assets                                                  310.9          507.6
                                                          ---------      ---------

        Total Assets                                      $17,355.2      $17,042.0
                                                          =========      =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Current portion of long-term debt                    $   586.0      $   280.4
     Accounts payable                                       2,910.6        2,878.4
     Accrued salaries and wages                               637.5          618.0
     Other current liabilities                              1,728.7        1,890.4
                                                          ---------      ---------

        Total current liabilities                           5,862.8        5,667.2

Long-term debt                                              7,222.5        7,713.1
Other long-term liabilities                                 1,531.1        1,412.4

Stockholders' equity                                        2,738.8        2,249.3
                                                          ---------      ---------

        Total liabilities and stockholders' equity        $17,355.2      $17,042.0
                                                          =========      =========

Total common shares outstanding at end of period              821.5          830.4
Total diluted shares Year to Date                             848.8          861.4


Note: Certain prior year amounts have been reclassified to conform to current year presentation.



                         NET WORKING CAPITAL CALCULATION

                                                  August 12,       August 14,        November 6,
                                                     2000             1999              1999
                                                  ----------       ----------        ----------
        Cash                                      $   155.0        $   303.8         $   283.2
        Receivables                                   573.0            544.0             619.7
        FIFO Inventory                              4,312.5          4,208.6           4,811.8
        Operating prepaid and other assets            252.4            298.9             199.6
        Accounts payable                           (2,910.6)        (2,878.4)         (3,198.5)
        Operating accrued liabilities              (2,306.8)        (2,352.1)         (2,361.4)
        Prepaid VEBA                                  (56.6)           (50.2)               --
                                                  ---------        ---------         ---------

        Net working capital                       $    18.9        $    74.6         $   354.4